UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

SCOPUS BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39788	82-1248020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 300

New York, New York 10170

(Address of principal executive offices)

(212) 479-2513

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCPS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Scopus BioPharma Inc. (the “Company”) has not satisfied certain requirements for continued listing of the Nasdaq Stock Market LLC (“Nasdaq”), including: (i) the minimum Market Value of Listed Securities; (ii) the minimum Market Value of Publicly Held Shares; and (iii) the minimum closing bid price. As also previously disclosed, the Company had a hearing, on August 25, 2022, with the Nasdaq Hearings Panel (the “Panel”) at which the Panel considered the Company’s plan for regaining compliance with Nasdaq listing standards (the “Compliance Plan”). By letter dated September 13, 2022, Nasdaq informed the Company of the Panel’s decision directing that the Company’s listing be transferred to the Nasdaq Capital Market and that the Company’s common stock would continue to be listed on that market subject to, among other things, the Company satisfying the Compliance Plan. As reported on December 2, 2022, the Company failed to comply with, among other things, milestone dates included in the Compliance Plan. In response to the Company informing the Panel of an inability to complete a specified financing transaction by a subsequent milestone date, the Panel informed the Company, by letter dated December 15, 2022, of its determination to delist the Company’s common stock from Nasdaq. Such letter further informed the Company that Nasdaq will complete the delisting after, among other things, the lapsing of applicable appeal periods and that trading of the Company’s common stock on Nasdaq will be suspended effective at the open of trading on December 19, 2022.

The Company anticipates that, upon suspension of trading on Nasdaq, its common stock will commence trading on one of the markets operated by the OTC Markets Group under its existing ticker symbol “SCPS”. The Company has submitted an application for trading of its common stock on the OTCQB Venture Market (the “OTCQB”). The OTCQB requires, among other things, that companies be current with and otherwise satisfy applicable reporting requirements. The Company intends to continue to comply with applicable reporting requirements under the Securities Exchange Act of 1934. There can be no assurance that the Company’s application to trade on the OTCQB will be approved on a timely basis or at all or that the Company will be able to satisfy reporting and other applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOPUS BIOPHARMA INC.

Dated: December 16, 2022	By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman